Exhibit 10.3

March 9, 2026

The Buyer named in the Purchase Agreement referred to below

Re:	Issuance by Integrated Rail & Resources Inc. of 7,056 Shares of Series A Convertible Preferred Stock

Ladies and Gentlemen:

We have acted as special counsel to Integrated Rail & Resources Inc., a Delaware corporation (the “Company”), in connection with the offering, issuance and delivery by the Company of an aggregate of 7,056 shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Shares”), in full satisfaction of $705,589 (the “Debt”) owing from the Company to B H Inc., a Utah corporation (the “Buyer”), having the designation, preferences, rights, privileges, powers and terms and conditions as specified in that certain Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of the Company, dated as of January 23, 2026 (the “Certificate of Designations”), pursuant to that certain Securities Purchase Agreement, dated as of the date hereof (the “Purchase Agreement” and, with the Certificate of Designations and the joinder to the Registration Rights Agreement, the “Transaction Documents”), by and between the Company and the Buyer. This opinion letter is being furnished to you at the request of the Company pursuant to Section 6(d) of the Purchase Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	an executed copy of the Purchase Agreement;

(ii)	the amended and restated certificate of incorporation of the Company, dated as of January 16, 2026, as currently in effect;

(iii)	the bylaws of the Company, dated as of January 16, 2026, as currently in effect;

(iv)	resolutions adopted by the Board of Directors of the Company, dated as of the date hereof, relating to, among other things, the offer and issuance of the Preferred Shares by the Company in accordance with the terms of the Purchase Agreement;

(v)	an executed copy of the joinder to the Registration Rights Agreement;

(vi)	the Certificate of Designations;

(vii)	a secretary’s certificate as to factual matters executed by officers of the Company; and

(viii)	a certificate of good standing of the Secretary of State of the State of Delaware, dated as of January 22, 2026, evidencing the good standing of the Company.

In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others as to factual matters, and such other agreements, documents, instruments, certificates and records, and such matters of law, as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In rendering the opinions expressed below, we have, with your consent, assumed: (i) the legal capacity as natural persons of all natural persons signing documents and that the signatures of persons signing all documents in connection with which this opinion letter is rendered are genuine; (ii) that all documents submitted to us as originals or duplicate originals are authentic; and (iii) that all documents submitted to us as copies, whether certified or not, conform to authentic original documents. Additionally, in rendering the opinions expressed herein, we have, with your consent, assumed and relied as we have deemed relevant, appropriate or necessary upon the following:

(a) the accuracy and completeness as to factual matters of all certificates and other statements, documents, records, financial statements and papers reviewed by us, and the accuracy and completeness as to factual matters of all representations, warranties, confirmations, schedules and exhibits contained in the Purchase Agreement;

(b) all parties to the documents reviewed by us (other than the Company) are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization and under the laws of all jurisdictions where they are conducting their businesses or otherwise required to be so qualified, all such parties (other than the Company) have full power and authority to execute, deliver and perform their respective obligations under such documents and all such documents have been duly authorized, executed and delivered by such parties (other than the Company); and

(c) such documents constitute the valid and binding obligation of each party thereto enforceable against each such party in accordance with their respective terms.

As to any facts material to the opinions and beliefs expressed herein that we did not independently establish or verify, we have relied as we have deemed relevant, appropriate or necessary upon oral or written statements and representations of officers and other representatives of the Company and others.

Whenever in this opinion letter we indicate that the existence or absence of facts is based on our knowledge, we are referring solely to the actual present knowledge of particular attorneys presently members of or employed by Winston & Strawn LLP who have rendered legal services to the Company in connection with the transactions contemplated by the Purchase Agreement, after consultation with such other attorneys of Winston & Strawn LLP as they considered appropriate. Except as expressly set forth herein, we have not undertaken any independent investigation, examination or inquiry to determine the existence or absence of any facts (and have not caused the review of any court file or indices), and no inference as to our knowledge concerning any facts should be drawn as a result of the limited representation undertaken by us.

Based upon the foregoing and subject to the assumptions, qualifications and other matters stated herein, we are of the opinion that:

1. The Company is validly existing as a corporation and in good standing under the laws of the State of Delaware and has the corporate power to execute and deliver each of the Transaction Documents and perform its obligations thereunder.

2. The Preferred Shares have been duly authorized by the Company and, when issued and delivered in accordance with the Purchase Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Preferred Shares will not be subject to any preemptive or similar rights under the General Corporation Law of the State of Delaware or under the certificate of incorporation of the Company or the bylaws of the Company, in each case as currently in effect, except for any such rights which have been validly waived.

3. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

4. The joinder to the Registration Rights Agreement has been duly authorized, executed and delivered by the Company.

5. The holders of the Preferred Shares will have the rights set forth in the Certificate of Designations.

6. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Transaction Documents and the issue and delivery of the Preferred Shares do not (a) violate any provision of the Specified Laws applicable to the Company, which in our expertise is applicable to transactions of the type contemplated by the Purchase Agreement, (b) violate any provision of the certificate of incorporation of the Company or the bylaws of the Company, in each case as currently in effect, or (c) violate any order, judgment, decree or injunction of any New York or federal court or governmental agency or body known to us and applicable to the Company or any of its properties in a proceeding to which it or its property is a party; provided, however, that no opinion is expressed pursuant to this paragraph with respect to federal securities laws and other anti-fraud laws.

7. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Transaction Documents, and the issue and delivery by the Company of the Preferred Shares, except for (a) such as may be required by the securities or Blue Sky laws and regulations of the various jurisdictions, as to which we express no opinion, and (b) those that have been obtained.

8. The offering, issuance and delivery of the Preferred Stock to the Buyer, in the manner contemplated by the Purchase Agreement, do not require registration under the Securities Act of 1933, as amended; provided, however, that we express no opinion as to any subsequent resale or other transfer of any Preferred Stock.

9. The Company is not, and immediately after giving effect to the offering and issuance of the Preferred Stock as described in the Purchase Agreement, including the use of proceeds thereof, will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

Our opinion expressed in paragraph 1 herein with respect to valid existence and good standing of the Company is based solely on a certificate of the Secretary of State of the State of Delaware and is given as of the date of such certificate.

The opinions expressed in paragraph 7(c) herein are based upon and are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America (collectively, the “Specified Laws”), and we express no opinion with respect to the laws of any other state, jurisdiction or political subdivision. The opinions expressed herein that are based upon the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America are limited to the laws which in our experience are generally applicable in transactions of the type covered by the Purchase Agreement. In rendering the opinion in paragraph 7(c) hereof, we express no opinion as to any violation which involves any calculation, numerical conclusion, accounting conclusion or calculation or quantitative assessment.

Our opinions set forth in this opinion letter are based upon the facts in existence and laws in effect on the date hereof, and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.

This opinion letter is being delivered solely for your benefit in connection with the issuance of the Preferred Shares. Notwithstanding the foregoing, Equinity Trust Company LLC (formerly known as American Stock Transfer & Trust Company) (the “Transfer Agent”) shall have the right to rely on this opinion letter with respect to paragraphs 1, 2, 3 and 10 above as though such opinions were addressed to the Transfer Agent, subject to applicable assumptions, qualifications and limitations contained herein. No attorney-client relationship exists or has existed by reason of our preparation, execution and delivery of this opinion letter to any addressee hereof or other person or entity except for the Company. In permitting reliance hereon by a person or entity other than the Company, we are not acting as counsel for such other person or entity and have not assumed and are not assuming any responsibility to advise such other person or entity with respect to the adequacy of this opinion letter for its purposes. This opinion letter may not be relied upon in any manner by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent.

Very truly yours,

/s/ Winston & Strawn LLP

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